EXHIBIT 99

Contact:	Adam Mazur
Rubenstein PR
212-843-8073
amazur@rubensteinpr.com

Tim Clemensen
Rubenstein IR
212-843-9337
tclemensen@rubensteinir.com

FOR IMMEDIATE RELEASE

SulphCo® Raises Approximately $5.0 Million

HOUSTON, TX., July 17, 2007 /PRNewswire-FirstCall/ — SulphCo®, Inc. (Amex: SUF) announced today that it has raised approximately $5.0 million through an exercise of outstanding warrants.

Dr. Larry Ryan, CEO of SulphCo® commented, “The exercise of these warrants is in line with our expectations as previously announced. With cash presently on hand and the proceeds resulting from the exercise of these warrants we anticipate that we will be able to fund our cash requirements for the remainder of 2007."

About SulphCo®, Inc.

SulphCo® has developed a patented safe and economic process employing ultrasound technology to desulfurize and hydrogenate crude oil and other oil related products. The Company's technology is designed to upgrade sour heavy crude oils into sweeter, lighter crude oils, producing more gallons of usable oil per barrel.

From time to time, the company may issue forward-looking statements, which involve risks and uncertainties. This statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as actual results could differ and any forward-looking statements should be considered accordingly.

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